As filed with the Securities and Exchange Commission on February 6, 2026
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PHILIP MORRIS INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Virginia	13-3435103
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
677 Washington Blvd, Suite 1100
Stamford, Connecticut 06901
+1 (203) 905-2410
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Darlene Quashie Henry
Vice President, Associate General Counsel & Corporate Secretary
Philip Morris International Inc.
677 Washington Blvd, Suite 1100
Stamford, Connecticut 06901
+1 (203) 905-2410
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mayme Donohue
Jane Hopwood
Hunton Andrews Kurth LLP
200 Park Avenue
New York, New York 10166
+1 (212) 309-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS
Philip Morris International Inc.
Debt Securities
Warrants to Purchase Debt Securities
Philip Morris International Inc. may offer from time-to-time debt securities or warrants to purchase debt securities. We will provide the specific terms of the securities in one or more supplements to this prospectus. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and in any accompanying prospectus supplement, carefully before you invest.
Investing in the securities involves risks. See “Risk Factors” on page 3 of this prospectus.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 6, 2026

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or in any related free writing prospectus. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should only assume that the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement or any related free writing prospectus is accurate as of the respective date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

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ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we may, at any time and from time to time, sell debt securities and warrants to purchase debt securities under this prospectus in one or more offerings in an unlimited amount. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.
To understand the terms of our securities, you should carefully read and consider the information in this document and the applicable prospectus supplement. Together, they provide the specific terms of the securities we are offering. You should also read the documents we have referred you to under “Where You Can Find More Information” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC’s website or at the SEC as described under “Where You Can Find More Information.”
Unless otherwise indicated, all references in this prospectus to “PMI,” “us,” “our” or “we” refer to Philip Morris International Inc. and its subsidiaries.
References herein to “$,” “dollars” and “U.S. dollars” are to United States dollars, and all financial data included or incorporated by reference herein have been presented in accordance with accounting principles generally accepted in the United States.

WHERE YOU CAN FIND MORE INFORMATION
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov or at our website at www.pmi.com (as noted below, the information contained in, or that can be accessed through, our website is not a part of this prospectus or part of any prospectus supplement). In addition, you can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call +1 (212) 656-3000.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other filings with the SEC.
We incorporate by reference the following documents that we previously filed with the SEC (other than information in such documents that is deemed not to be filed), all of which are filed under SEC File No. 001-33708:
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our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 6, 2026; and

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the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 27, 2025 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2024.

These documents contain important information about our business and our financial performance.
We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of the filing of the registration statement and prior to the termination of the offering, all of which will be filed under SEC File No. 001-33708 (other than information in such filings that is deemed not to be filed). Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other filings with the SEC.
You may obtain a free copy of these filings from us by telephoning or writing to us at the following address and telephone number:
Philip Morris International Inc.
677 Washington Blvd, Suite 1100
Stamford, Connecticut 06901
Attention: Office of the Corporate Secretary
Telephone: +1 (203) 905-2410

FORWARD-LOOKING AND CAUTIONARY STATEMENTS
We may from time to time make written or oral forward-looking statements, including in information included or incorporated by reference in this prospectus and the applicable prospectus supplement. You can identify these forward-looking statements by use of words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “will,” “aspires,” “estimates,” “intends,” “projects,” “aims,” “goals,” “targets,” “forecasts” and other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts.
We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements and whether to invest in or remain invested in our securities. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we have identified important factors in the documents incorporated by reference that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by us; any such statement is qualified by reference to these cautionary statements. We elaborate on these and other risks we face in the documents incorporated by reference. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider risks discussed in the documents incorporated by reference to be a complete discussion of all potential risks or uncertainties. We do not undertake to update any forward-looking statement that we may make from time to time, except in the normal course of our public disclosure obligations.

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THE COMPANY
General
We are a leading international consumer goods company, actively delivering a smoke-free future. We are evolving our portfolio for the long term to include products outside of the tobacco and nicotine sector. Our current product portfolio primarily consists of cigarettes and smoke-free products (“SFPs”), including heat-not-burn, nicotine pouch and e-vapor products. Since 2008, we have invested over $16 billion to develop, scientifically substantiate and commercialize innovative SFPs for adults who would otherwise continue to smoke, with the goal of completely ending the sale of cigarettes. This investment includes the building of world-class scientific assessment capabilities, notably in the areas of pre-clinical systems toxicology, clinical and behavioral research, as well as post-market studies. In November 2022, we acquired Swedish Match AB (“Swedish Match”) — a leader in oral nicotine delivery — creating a global smoke-free combination led by the companies’ IQOS and ZYN brands. As of April 30, 2024, we hold the full rights to commercialize IQOS in the U.S. after reaching an agreement to end our U.S. commercial relationship covering IQOS with Altria Group, Inc. in 2022. Following a robust science-based review, the U.S. Food and Drug Administration (the “FDA”) has authorized the marketing of Swedish Match’s General snus and ZYN nicotine pouches and versions of our IQOS devices and consumables — the first-ever such authorizations in their respective categories. Versions of IQOS devices and consumables and General snus also obtained the first-ever Modified Risk Tobacco Product authorizations from the FDA.
Following the sale of Vectura Group Ltd. on December 31, 2024, we updated our segment reporting in January 2025 by including the ongoing Wellness results (previously referred to as Wellness & Healthcare) in the Europe segment. In addition, we renamed our “PMI Duty Free” business to “PMI Global Travel Retail” effective in the first quarter of 2025. As a result of this change, our segment that includes our duty free business was renamed East Asia, Australia & PMI Global Travel Retail.
As of December 31, 2025, our four geographical segments were as follows:
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Europe Region, including our Wellness business;

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South and Southeast Asia, Commonwealth of Independent States, Middle East and Africa Region;

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East Asia, Australia, and PMI Global Travel Retail; and

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Americas Region.

With our smoke-free business now operating at scale across our regions, including substantial growth from our U.S. business, we have implemented an evolved organizational model with two primary business units: International and U.S. The updated organizational structure is designed to enhance our agility and to support our journey to become a smoke-free company under the leadership of Jacek Olczak, Group CEO of PMI. This change was implemented effective January 1, 2026, and as a result we realigned our reportable segments accordingly. The four geographic segments have been replaced with three new reportable segments: International Smoke-Free, International Combustibles, and U.S. As of the first quarter of 2026, our reporting will reflect these changes.
Our cigarettes are sold in approximately 170 markets, and in many of these markets they hold the number one or number two market share position. We have a wide range of premium, mid-price and low-price brands. Our portfolio is comprised of both international and local brands.
Smoke-Free Business (“SFB”) is the term we use to refer to all of our SFPs. SFB also includes wellness products, as well as consumer accessories, such as lighters and matches.
SFPs is the term we use to refer to all of our products that provide nicotine without combusting tobacco, such as heat-not-burn, e-vapor, and oral smokeless, and that therefore generate far lower levels of harmful chemicals. As such, these products have the potential to present less risk of harm versus continued smoking.
IQOS, ZYN and VEEV are the leading brands in our SFPs portfolio. As of December 31, 2025, our smoke-free products were available for sale in 106 markets.

With a strong foundation and significant expertise in life sciences, we have a long-term ambition to expand into wellness areas. The business strategy of our wellness unit, Aspeya, currently focuses on developing and commercializing primarily oral consumer wellness offerings. This includes medical and non-recreational cannabinoid products (including CBD), in line with applicable regulatory requirements, though any revenue related to cannabinoids is expected to be negligible in the near to medium term.
Our principal executive offices are located at Philip Morris International Inc., 677 Washington Boulevard, Suite 1100, Stamford, CT 06901, our telephone number is +1 (203) 905-2410 and our website is www.pmi.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement.
Other
Philip Morris International Inc. is a legal entity separate and distinct from our direct and indirect subsidiaries. Accordingly, our right, and thus the right of our creditors and stockholders, to participate in any distribution of the assets or earnings of any subsidiary is subject to the prior rights of creditors of such subsidiary, except to the extent that claims of our company itself as a creditor may be recognized. As a holding company, our principal sources of funds, including funds to make payment on our debt securities, are from the receipt of dividends and repayment of debt from our subsidiaries. Our principal wholly owned and majority-owned subsidiaries currently are not limited by long-term debt or other agreements in their ability to pay cash dividends or to make other distributions that are otherwise compliant with law.

RISK FACTORS
Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2025, as well as any risk factors we may describe in any subsequent periodic reports or information we file with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS
Unless we otherwise state in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the debt securities and debt warrants and the net proceeds, if any, from the exercise of debt warrants, for general corporate purposes. General corporate purposes may include, among other things, repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including shares of our common stock. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use.

DESCRIPTION OF DEBT SECURITIES
The debt securities covered by this prospectus will be our direct unsecured obligations. The debt securities will be issued in one or more series under an indenture dated as of April 25, 2008 between us and HSBC Bank USA, National Association, as trustee.
This prospectus briefly describes the material indenture provisions. Those descriptions are qualified in all respects by reference to the actual text of the indenture. For your reference, in the summary that follows, we have included references to section numbers of the indenture so that you can more easily locate these provisions. In cases where portions of the summary are taken from more than one section of the indenture, we have referred only to the section of the indenture that is principally applicable to that part of the summary. A copy of the indenture is listed as an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference. See “Where You Can Find More Information” for information on how to obtain a copy. You should also refer to the Trust Indenture Act of 1939, or the Trust Indenture Act, certain terms of which are made part of the indenture by reference.
The material financial, legal and other terms particular to debt securities of each series will be described in the prospectus supplement relating to the debt securities of that series. The prospectus supplement relating to the debt securities of the series will be attached to the front of this prospectus. The following briefly summarizes the material provisions of the indenture and the debt securities, other than pricing and related terms that will be disclosed in an accompanying prospectus supplement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of debt securities being offered. You should read the more detailed provisions of the indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement.
Prospective purchasers of debt securities should be aware that special United States federal income tax, accounting and other considerations not addressed in this prospectus may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if they apply.
Capitalized terms used below are defined under “Defined Terms.” In this “Description of Debt Securities” section, references to “we,” “us” and “our” are only to Philip Morris International Inc. and not its subsidiaries.
General
The debt securities will rank equally with all of our other unsecured and unsubordinated debt. The indenture does not limit the amount of debt we may issue under the indenture and provides that additional debt securities may be issued up to the aggregate principal amount authorized by a board resolution. We may issue the debt securities from time to time in one or more series with the same or various maturities, at par, at a discount or at a premium. The prospectus supplement relating to any debt securities being offered will include specific terms relating to the offering, including the particular amount, price and other terms of those debt securities. These terms will include some or all of the following:
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the title of the debt securities;

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any limit upon the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the debt securities will be payable or their manner of determination;

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if the debt securities will bear interest:

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the interest rate or rates;

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the date or dates from which any interest will accrue;

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the interest payment dates for the debt securities; and

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the regular record date for any interest payable;

or, in each case, their method of determination;
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the place or places where the principal of, and any premium and interest on, the debt securities will be payable;

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the period or periods within which, the price or prices at which, the currency or currency unit in which and the terms on which any of the debt securities may be redeemed, in whole or in part at our option, and any remarketing arrangements;

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the terms on which we would be required to redeem, repay or purchase debt securities required by any sinking fund, mandatory redemption or similar provision; and the period or periods within which, the price or prices at which, the currency or currency unit in which and the terms and conditions on which the debt securities will be so redeemed or purchased in whole or in part;

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if denominations other than $1,000 or any integral multiple of $1,000, the denominations in which the debt securities will be issued;

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the portion of the principal amount of the debt securities that is payable on the declaration of acceleration of the maturity, if other than their entire principal amount; these debt securities could include original issue discount, or OID, debt securities or indexed debt securities, which are each described below;

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any trustees, paying agents, transfer agents, registrars, depositaries or similar agents with respect to the debt securities;

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currency or currency units in which the debt securities will be denominated and payable, if other than U.S. dollars;

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whether the amounts of payments of principal of, and any premium and interest on, the debt securities are to be determined with reference to an index, formula or other method, and if so, the manner in which such amounts will be determined;

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whether the debt securities will be issued in whole or in part in the form of global securities and, if so, the depositary, if any, for the global securities, whether permanent or temporary (including the circumstances under which any temporary global debt securities may be exchanged for definitive debt securities);

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whether the debt securities will be convertible or exchangeable into other of our or another company’s securities and the terms and conditions of any such conversion or exchange;

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any special tax implications of the debt securities, including whether and under what circumstances, if any, we will pay additional amounts under any debt securities held by a person who is not a United States person for tax payments, assessments or other governmental charges and whether we have the option to redeem the debt securities which are affected by the additional amounts instead of paying the additional amounts;

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the form of the debt securities;

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whether and to what extent the debt securities are subject to defeasance on terms different from those described under the heading “Defeasance”;

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if the debt securities bear no interest, any dates on which lists of holders of these debt securities must be provided to the trustee;

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any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture; and

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any other specific terms of the debt securities.

(Section 301)
We may issue debt securities as OID debt securities. OID debt securities bear no interest or bear interest at below-market rates and are sold at a discount below their stated principal amount. If we issue OID debt securities, the prospectus supplement will contain the issue price of the securities and the rate at which and the date from which discount will accrete.

We may also issue indexed debt securities. Payments of principal of, and any premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units, to the price of one or more specified securities or commodities, to one or more securities or commodities exchange indices or other indices or by other similar methods or formulas, all as specified in the prospectus supplement. (Section 301)
We may issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we issue be issued under the indenture. Thus, any other debt securities that we issue may be issued under other indentures or documentation containing provisions different from those included in the indenture or applicable to one or more issues of the debt securities described in this prospectus.
Consolidation, Merger or Sale
Under the indenture, we may not consolidate with or merge into any other corporation or convey or transfer our properties and assets substantially as an entirety to any person unless:
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the corporation formed by such consolidation or into which we are merged or the person which acquires by conveyance or transfer our properties and assets substantially as an entirety is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture, payment of the principal of and any premium and interest (including any additional amounts payable) on all the debt securities and the performance of every covenant of the indenture;

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after giving effect to the transaction, no Event of Default with respect to any series of debt securities, and no event which, after notice or lapse of time or both, would become an Event of Default, will have happened and be continuing;

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the successor corporation assuming the debt securities agrees, by supplemental indenture, to indemnify the individuals liable therefor for the amount of United States federal estate tax paid solely as a result of such assumption in respect of debt securities held by individuals who are not citizens or residents of the United States at the time of their death; and

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we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture comply with these provisions.

(Section 801)
The successor corporation will assume all of our obligations under the indenture as if it were an original party to the indenture. After assuming such obligations, the successor corporation will have all of our rights and powers under the indenture. (Section 802)
Waivers Under the Indenture
Under the indenture, the holders of not less than a majority in aggregate principal amount of all affected series of the outstanding debt securities (voting as a single class), may on behalf of all holders of such affected series:
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waive our compliance with certain covenants of the indenture; and (Section 1009)

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waive any past default under the indenture, except:

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a default in the payment of the principal of, or any premium or interest on, any debt securities; and

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a default with respect to a covenant or provision of the indenture which itself cannot be modified or amended without the consent of the holder of each affected debt security.

(Section 513)

Events of Default
When we use the term “Event of Default” in the indenture with respect to a particular series of debt securities, we mean any of the following:
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we fail to pay any installment of interest on any debt security of that series for 30 days after payment was due;

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we fail to make payment of the principal of, or any premium on, any debt security of that series when due;

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we fail to make any sinking fund payment when due with respect to debt securities of that series;

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we fail to perform, or breach, any other covenant or warranty in respect of any debt security of that series contained in the indenture or in such debt securities or in the applicable board resolution under which such series is issued and this failure or breach continues for 90 days after we receive written notice of it from the trustee or holders of 25% in aggregate principal amount of all outstanding series of the debt securities or, with respect to any such covenant or agreement which is not applicable to all series of debt securities, by the holders of at least 25% in aggregate principal amount of the affected series (in each case voting as a single class);

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we or a court take certain actions relating to bankruptcy, insolvency or reorganization of our company; or

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any other event of default that may be specified for the debt securities of the series or in the board resolution with respect to the debt securities of that series.

(Section 501)
The supplemental indenture or the form of security for a particular series of debt securities may include additional Events of Default or changes to the Events of Default described above. The Events of Default applicable to a particular series of debt securities will be described in the prospectus supplement relating to such series.
A default with respect to a single series of debt securities under the indenture will not necessarily constitute a default with respect to any other series of debt securities issued under the indenture. A default under our other indebtedness will not be a default under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except for defaults that involve our failure to pay principal or any premium or interest, if it determines in good faith that the withholding of notice is in the interest of the holders. (Section 602)
If an Event of Default for any series of debt securities occurs and continues (other than an Event of Default involving our bankruptcy, insolvency or reorganization), either the trustee or the holders of at least 25% in aggregate principal amount of all outstanding series of the debt securities to which it is applicable or, if such default is not applicable to all series of the debt securities, the holders of at least 25% in principal amount of all series to which it is applicable (in each case voting as a single class) may require us upon notice in writing to us, to immediately repay the entire principal (or, in the case of (a) OID debt securities, a lesser amount as may be provided in those OID debt securities or (b) indexed debt securities, an amount determined by the terms of those indexed debt securities), of all the debt securities of such series together with accrued interest on the debt securities.
If an Event of Default occurs which involves our bankruptcy, insolvency or reorganization, then all unpaid principal amounts (or, if the debt securities are (a) OID debt securities, a lesser amount as may be provided in those OID debt securities or (b) indexed debt securities, an amount determined by the terms of those indexed debt securities), of all the debt securities of such series together with accrued interest on the debt securities and accrued interest on all debt securities of each series then outstanding will immediately become due and payable, without any action by the trustee or any holder of debt securities. (Section 502)
Subject to certain conditions, the holders of a majority in principal amount of the outstanding debt securities of a series may rescind a declaration of acceleration if all Events of Default, other than the failure to pay principal or interest due solely because of the declaration of acceleration, have been cured or waived. (Section 502)

Other than its duties in case of an Event of Default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. (Section 507) The holders of a majority in principal amount outstanding of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. (Section 512)
The indenture requires us to file each year with the trustee, an officer’s certificate that states that:
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the signing officer has supervised a review of our activities during such year and performance under the indenture; and

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to the best of his or her knowledge, based on the review, we comply with all conditions and covenants of the indenture. (Section 1005)

A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree. If a court requires a conversion to be made on a date other than a judgment date, the indenture requires us to pay additional amounts necessary to ensure that the amount paid in U.S. dollars to a holder is equal to the amount due in such foreign currency or currency unit. (Section 515)
Payment and Transfer
We will pay the principal of, and any premium and interest on, debt securities at the place or places that we will designate for such purposes. We will make payment to the persons in whose names the debt securities are registered on the close of business on the day or days that we will specify in accordance with the indenture. We will pay the principal of, and any premium on, debt securities only against surrender of those debt securities. Any other payments will be made as set forth in the applicable prospectus supplement. Holders may transfer or exchange debt securities at the corporate trust office of the trustee or at any other office or agency, maintained for such purposes, without the payment of any service charge except for any tax or governmental charge. (Section 307)
Restrictive Covenants
The indenture includes the following restrictive covenants:
Limitations on Liens
The indenture limits the amount of liens that we or our Subsidiaries may incur or otherwise create, in order to secure indebtedness for borrowed money, upon any Principal Facility or any shares of capital stock that any of our Subsidiaries owning any Principal Facility has issued to us or any of our Subsidiaries. If we or any of our Subsidiaries incur such liens, then we will secure the debt securities to the same extent and in the same proportion as the debt that is secured by such liens. This covenant does not apply, however, to any of the following:
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in the case of a Principal Facility, liens incurred in connection with the issuance by a state or political subdivision thereof of any securities the interest on which is exempt from federal income taxes by virtue of Section 103 of the Internal Revenue Code of 1986, as amended, or any other laws or regulations in effect at the time of such issuance;

•
liens existing on the date of the indenture;

•
liens on property or shares of capital stock existing at the time we or any of our Subsidiaries acquire such property or shares of stock (including acquisition through merger, share exchange or consolidation) or securing the payment of all or part of the purchase price, construction or improvement thereof incurred prior to, at the time of, or within 180 days after the later of the acquisition, completion of construction or improvement or commencement of full operation of such property for the purpose of financing all or a portion of such purchase or construction or improvement; or
•
liens for the sole purpose of extending, renewing or replacing in whole or in part the indebtedness secured by any lien referred to in the foregoing three bullet points or in this bullet point; provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the lien so extended, renewed or replaced (plus improvements on such property).

Notwithstanding the foregoing, we and/or any of our Subsidiaries may create, assume or incur liens that would otherwise be subject to the restriction described above, without securing debt securities issued under the indenture equally and ratably, if the aggregate value of all outstanding indebtedness secured by the liens plus the value of Sale and Leaseback Transactions does not at the time exceed 15% of Consolidated Net Tangible Assets. (Section 1007)
At December 31, 2025, our Consolidated Net Tangible Assets were $13.6 billion.
Sale and Leaseback Transactions
A Sale and Leaseback Transaction by us or any of our Subsidiaries of any Principal Facility is prohibited, unless within 90 days of the effective date of the arrangement, an amount equal to the greater of the net proceeds of the sale of the property leased pursuant to the Sale and Leaseback Transaction or the fair value of the property at the time of entering into the Sale and Leaseback Transaction as determined by our board of directors (“value”) is applied by us to the retirement of non-subordinated indebtedness for money borrowed with more than one year stated maturity, including our debt securities, except that such sales and leasebacks are permitted to the extent that the “value” thereof plus the other secured debt referred to in the penultimate paragraph above in the subsection entitled “Restrictive Covenants — Limitations on Liens” does not at the time exceed 15% of our Consolidated Net Tangible Assets. (Section 1008)
There are no other restrictive covenants in the indenture. The indenture does not require us to maintain any financial ratios, minimum levels of net worth or liquidity or restrict the incurrence of indebtedness, the makeup of asset sales, the payment of dividends, the making of other distributions on our capital stock or the redemption or purchase of our capital stock. Moreover, the indenture does not contain any provision requiring us to repurchase or redeem any debt securities or debt warrants or modify the terms thereof or afford the holders thereof any other protection in the event of our change of control, any highly leveraged transaction or any other event involving us that may materially adversely affect our creditworthiness or the value of the debt securities or debt warrants.
Defined Terms
We define Subsidiaries as any corporation of which at least a majority of all outstanding stock or other interests having ordinary voting power in the election of directors, managers or trustees of such corporation is at the time, directly or indirectly, owned or controlled by us or by one or more Subsidiaries or by us and one or more Subsidiaries. (Section 101)
We define Principal Facility as all real property constituting part of any manufacturing plant or distribution facility owned and operated by us or any Subsidiary, together with such manufacturing plant or distribution facility, including all attached plumbing, electrical, ventilating, heating, cooling, lighting and other utility systems, ducts and pipes, but excluding trade fixtures, business machinery, equipment, motorized vehicles, tools, supplies and materials, security systems, cameras, inventory and other personal property and materials. The term Principal Facility shall not include any particular manufacturing plant or distribution facility as of any particular date unless its net book value exceeds 0.75% of Consolidated Net Tangible Assets. (Section 1007)
We define a Sale and Leaseback Transaction as the sale or transfer of a Principal Facility with the intention of taking back a lease of the property, except a lease for a temporary period of less than three years, including renewals, with the intent that the use by us or any Subsidiary will be discontinued on or before the expiration of such period. (Section 1008)
We define Consolidated Net Tangible Assets as the excess over current liabilities of all assets appearing on our most recent quarterly or annual consolidated balance sheet, less goodwill and other intangible assets and the minority interests of others in Subsidiaries. (Section 101)
Global Securities
We may issue the debt securities in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement.
We may issue the global securities in either temporary or permanent form. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.
Once a global security is issued, the depositary will credit on its book-entry system the respective principal amounts of the individual debt securities represented by that global security to the accounts of institutions that have accounts with the depositary. These institutions are known as participants.
The underwriters for the debt securities will designate the accounts to be credited. However, if we have offered or sold the securities either directly or through agents, we or the agents will designate the appropriate accounts to be credited.
Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary’s participants or persons that may hold through participants. The laws of some states require that certain purchasers of debt securities take physical delivery of securities. Those laws may limit the market for beneficial interests in a global security.
So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security:
•
will not be entitled to have debt securities represented by global securities registered in their names;

•
will not receive or be entitled to receive physical delivery of debt securities in definitive form; and

•
will not be considered owners or holders of these debt securities under the indenture.

Payments of principal of, and any premium and interest on, the individual debt securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee as the registered owner of that global security.
Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a global security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests and each of us and the trustee may act or refrain from acting without liability on any information provided by the depositary. (Section 308)
We expect that the depositary, after receiving any payment of principal of, and any premium and interest on, a global security, will immediately credit the accounts of the participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in a global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security will be governed by standing customer instructions and customary practices, as is now the case with debt securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like tenor in authorized denominations only if:
•
the depositary notifies us that it is unwilling or unable to continue as the depositary and a successor depositary is not appointed by us within 90 days;

•
we deliver to the trustee for securities of such series in registered form a company order stating that the debt securities of such series shall be exchangeable; or

•
an Event of Default has occurred and is continuing with respect to debt securities of such series.

Unless and until a global security is exchanged in whole or in part for debt securities in definitive certificated form, it may not be transferred or exchanged except as a whole by the depositary.
You may transfer or exchange certificated securities at any office that we maintain for this purpose in accordance with the terms of the indenture. We will not charge a service fee for any transfer or exchange of certificated securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that we are required to pay in connection with a transfer or exchange. (Section 305)
Registration of Transfer
You may effect the transfer of certificated securities and the right to receive the principal of, and any premium and interest on, certificated securities only by surrendering the certificate representing those certificated securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
We are not required to:
•
issue, register the transfer of or exchange securities of any series during a period beginning at the opening of business 15 days before the day we transmit a notice of redemption of the securities of the series selected for redemption and ending at the close of business on the day of the transmission; or

•
register the transfer of or exchange any security so selected for redemption in whole or in part, except the unredeemed portion of any security being redeemed in part.

(Section 305)
Exchange
At your option, you may exchange your debt securities of any series, except a global security, for an equal principal amount of other debt securities of the same series having authorized denominations upon surrender to our designated agent.
We may at any time exchange debt securities issued as one or more global securities for an equal principal amount of debt securities of the same series in definitive form. In this case, we will deliver to the holders new debt securities in definitive registered form in the same aggregate principal amount as the global securities being exchanged.
The depositary of the global securities may also decide at any time to surrender one or more global securities in exchange for debt securities of the same series in definitive form, in which case we will deliver the new debt securities in definitive form to the persons specified by the depositary, in an aggregate principal amount equal to, and in exchange for, each person’s beneficial interest in the global securities.
Notwithstanding the above, we will not be required to exchange any debt securities if, as a result of the exchange, we would suffer adverse consequences under any United States law or regulation. (Section 305)

Defeasance
Legal Defeasance
Unless otherwise specified in the prospectus supplement, we can legally release ourselves from all of our obligations, with certain limited exceptions, on any series of debt securities. This is called legal defeasance. In order to achieve legal defeasance:
•
we must deposit, or cause to be deposited, in trust for the benefit of all holders of that series of debt securities an amount of cash in the currency or currency unit in which that series of debt securities is payable, direct obligations of the government that issued the currency in which that series of debt securities is payable or a combination thereof that will generate sufficient cash to make interest, principal, premium and any other payments on that series of debt securities on their due date or redemption date;

•
we have delivered to the trustee an opinion of counsel confirming that (1) we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (2) since the issuance date of the debt securities, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•
no Event of Default or event that with the giving of notice or passage of time, or both, would become an Event of Default shall have occurred and be continuing at the time of the deposit described above and no Event of Default described in the fifth bullet point under “Events of Default” shall have occurred and be continuing on the 123rd day after the date of such deposit;

•
such defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we are a party or by which we are bound; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel in each stating that all conditions precedent provided for or relating to the legal defeasance have been complied with.

Covenant Defeasance
Unless specified in the prospectus supplement, we can make the same type of deposit described above under “Defeasance — Legal Defeasance” and be released from the restrictive covenants on any series of debt securities. This is called covenant defeasance. In order to achieve covenant defeasance:
•
we must deposit, or cause to be deposited, in trust for the benefit of all holders of that series of debt securities an amount of cash in the currency or currency unit in which that series of debt securities is payable, direct obligations of the government that issued the currency in which that series of debt securities is payable or a combination thereof that will generate sufficient cash to make interest, principal, premium and any other payments on that series of debt securities on their due date or redemption date;

•
we have delivered to the trustee an opinion of counsel confirming that holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•
no Event of Default or event that with the giving of notice or passage of time, or both, would become an Event of Default shall have occurred and be continuing at the time of the deposit described above and no Event of Default described in the fifth bullet point under “Events of Default” shall have occurred and be continuing on the 123rd day after the date of such deposit;

•
such defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we are a party or by which we are bound; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel in each stating that all conditions precedent provided for or relating to the covenant defeasance have been complied with.

If we accomplish covenant defeasance, the following provisions, among others, of the indenture and the debt securities would no longer apply:
•
our promises previously described under “Restrictive Covenants — Limitation on Liens;”

•
our promises previously described under “Restrictive Covenants — Sale and Leaseback Transactions;”

•
the events of default relating to breach of such covenants, described under “Events of Default;” and

•
certain other covenants applicable to the series of debt securities and described in the prospectus supplement.

(Sections 402 – 404)
Payments of Unclaimed Moneys
Moneys deposited with the trustee or any paying agent for the payment of principal of, or any premium and interest on, any debt securities that remain unclaimed for two years will be repaid to us at our request, unless the law requires otherwise. If this happens and you want to claim these moneys, you must look to us and not to the trustee or paying agent. (Section 409)
Supplemental Indentures Not Requiring Consent of Holders
Without the consent of any holders of debt securities, we and the trustee may supplement the indenture, among other things, to:
•
pledge property to the trustee as security for the debt securities;

•
reflect that another entity has succeeded us and assumed the covenants and obligations of us under the debt securities and the indenture;

•
cure any ambiguity or inconsistency in the indenture or in the debt securities or make any other provisions necessary or desirable, as long as the interests of the holders of the debt securities are not adversely affected in any material respect;

•
establish the form and terms of any series of debt securities as provided in the indenture;

•
add to our covenants further covenants for the benefit of the holders of debt securities, and if the covenants are for the benefit of less than all series of debt securities, stating which series are entitled to benefit;

•
add any additional event of default and if the new event of default applies to fewer than all series of debt securities, stating to which series it applies;

•
change the trustee or provide for an additional trustee; or

•
modify the indenture in order to continue its qualification under the Trust Indenture Act or as may be necessary or desirable in accordance with amendments to that Act.

(Section 901)
Supplemental Indentures Requiring Consent of Holders
With the consent of the holders of not less than a majority in principal amount of all series of the debt securities that would be affected by a modification of the indenture (voting as a single class), the indenture permits us and the trustee to supplement the indenture or modify in any way the terms of the indenture or the rights of the holders of the debt securities of such series. However, without the consent of each holder of all of the debt securities affected by that modification, we and the trustee may not:
•
modify the maturity date of, or any installment of principal or interest on, any debt security, or reduce the principal of, or premium on, or change the stated final maturity of, any debt security;

•
reduce the rate of payment of interest on any debt security or, in the case of OID debt securities, reduce the rate of accretion of the OID;

•
change any of our obligations to pay additional amounts under the indenture;

•
reduce or alter the method of computation of any amount payable upon redemption, repayment or purchase of any debt security by us, or the time when the redemption, repayment or purchase may be made;

•
make the principal or interest on any debt security payable in a currency other than that stated in the debt security or change the place of payment;

•
reduce the amount of principal due on an OID debt security upon acceleration of maturity or provable in bankruptcy or reduce the amount payable under the terms of an indexed debt security upon acceleration of maturity or provable in bankruptcy;

•
impair any right of repayment or purchase at the option of any holder of debt securities;

•
reduce the right of any holder of debt securities to receive or sue for payment of the principal or interest on a debt security that would be due and payable at the maturity thereof or upon redemption; or

•
reduce the percentage in principal amount of the outstanding debt securities required to supplement the indenture or to waive any of its provisions.

(Section 902)
A supplemental indenture that modifies or eliminates a provision that has been included solely for the benefit of the holders of one or more series of debt securities will not affect the rights under the indenture of holders of other series of debt securities.
As described in the first paragraph of this subsection, as well as above under “Waivers Under the Indenture” and “Events of Default” above, the indenture provides for a voting mechanism whereby all series of debt securities that may be affected (voting as a single class) will be permitted to approve certain waivers or amendments that affect all such series of debt securities. Therefore, series of debt securities in the aggregate (voting as a single class) may, in certain circumstances, approve waivers or amendments applicable to a class of debt securities that is also affected by such waiver or amendment and that did not vote in favor of such waiver or amendment.
Redemption
The specific terms of any redemption of a series of debt securities will be contained in the prospectus supplement for that series. We must send notice of redemption to the holders at least 30 days but not more than 60 days prior to the redemption date. The notice will specify:
•
the redemption date;

•
the redemption price;

•
the place or places of payment;

•
the CUSIP or ISIN number of the debt securities being redeemed;

•
in the case of partial redemption, the principal amount being redeemed;

•
whether the redemption is pursuant to a sinking fund; and

•
that on the redemption date, interest, or, in the case of OID debt securities, original issue discount, will cease to accrue.

(Section 1104)
On or before any redemption date, we will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price. (Section 1105)

If less than all the debt securities are being redeemed, we may select the particular series to be redeemed; if less than all the debt securities of a series are being redeemed, the trustee shall select the debt securities to be redeemed using a method it considers fair and appropriate. (Section 1103) After the redemption date, holders of debt securities which were redeemed will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date. (Section 1106)
Concerning the Trustee
HSBC Bank USA, National Association is the trustee under the indenture. HSBC Bank USA, National Association or its affiliates make loans to and perform certain other services for us and certain of our subsidiaries and affiliates. Among other services, HSBC Bank USA, National Association or its affiliates provide us and our affiliates with investment banking and cash management services, foreign exchange and investment custody account services, and participate in our credit facilities and those of our affiliates.
Governing Law
The laws of the State of New York govern the indenture and will govern the debt securities. (Section 112)

DESCRIPTION OF DEBT WARRANTS
We may issue debt warrants in registered certificated form for the purchase of debt securities. We may issue debt warrants separately or together with any debt securities offered by any prospectus supplement. If issued together with any debt securities, debt warrants may be attached to or separate from such debt securities. Debt warrants will be issued under debt warrant agreements to be entered into between us and a bank or trust company, as debt warrant agent, all as set forth in the prospectus supplement relating to the particular issue of debt warrants. The debt warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A form of debt warrant agreement, including a form of debt warrant certificate, reflecting the particular terms and provisions of a particular issue of debt warrants, will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies of any form of debt warrant agreement that has been filed. Summaries of certain provisions of the debt warrant agreements and debt warrant certificates follow. You should read the more detailed provisions of the forms of debt warrant agreement and debt warrant certificate and any additional terms relating to the particular issue of debt warrants, which will be described in detail in the applicable prospectus supplement, for additional information before you buy any debt warrants.
General
The prospectus supplement will describe the terms of the debt warrants offered thereby, the debt warrant agreements relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:
•
the offering price;

•
the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•
if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each such debt security;

•
if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable;

•
the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise, and any provisions for changes to or adjustments in the exercise price;

•
the date on which the right to exercise the debt warrants will commence and the date on which such right will expire;

•
the maximum or minimum number of warrants which may be exercised at any time;

•
United States federal income tax consequences;

•
the identity of the debt warrant agent; and

•
any other terms of the debt warrants.

Debt warrant certificates may be exercised, and those that have been issued separately or, if issued together with debt securities, once detachable, may be exchanged for new debt warrant certificates of different denominations and may be presented for registration of transfer at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement. A debt warrant certificate that is not immediately detachable from a debt security may be exchanged or transferred only with the debt securities to which it was initially attached, and only in connection with the exchange or transfer of such debt securities. Debt warrants for the purchase of debt securities will be in registered form only.
Exercise of Debt Warrants
Each debt warrant will entitle its holder to purchase for cash such principal amount of debt securities at such exercise price as will in each case be set forth in, or calculable from, the applicable prospectus supplement relating to the debt warrants. Each holder of a debt warrant may exercise it at any time up to 5:00 p.m., New York City time, on the debt warrant expiration date set forth in the applicable prospectus supplement. After such time, or such later date to which such debt warrant expiration date may be extended by us, unexercised debt warrants will be void.

PLAN OF DISTRIBUTION
We may sell the securities offered pursuant to this prospectus in any of the following ways:
•
directly to one or more purchasers;

•
through agents;

•
through underwriters, brokers or dealers; or

•
through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.
LEGAL MATTERS
The validity of the securities offered by this prospectus and any prospectus supplement will be passed upon for us by Hunton Andrews Kurth LLP, New York, New York. Eversheds Sutherland (US) LLP, Washington, D.C. is also representing us with respect to United States federal tax laws.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
SEC registration fee	(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Printing expenses	(2)
Trustee fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)
Total	(2)

(1)
In accordance with Rules 456(b) and 457(r) of the Securities Act, Philip Morris International Inc. (the “Registrant”) is deferring payment of all of the registration fee.

(2)
An estimate of the aggregate amount of these fees and expenses will be reflected in the applicable prospectus supplement.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Virginia Stock Corporation Act (the “VSCA”) permits the Registrant to indemnify its officers and directors in connection with certain actions, suits and proceedings brought against them if they acted in good faith and believed their conduct to be in the best interests of the Registrant and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The VSCA requires such indemnification when an officer or director entirely prevails in the defense of any proceeding to which he was a party because he is or was an officer or director of the Registrant. The VSCA further provides that the Registrant may make any other or further indemnity (including indemnity with respect to a proceeding by or in the right of the Registrant), and may make additional provision for advances and reimbursement of expenses, if authorized by its articles of incorporation or shareholder approved by-laws, except an indemnity against willful misconduct or a knowing violation of the criminal law.
The VSCA establishes a statutory limit on liability of officers and directors of the Registrant for damages assessed against them in a suit brought by or in the right of the Registrant or brought by or on behalf of shareholders of the Registrant and authorizes the Registrant to specify a lower monetary limit on liability in the Registrant’s articles of incorporation or shareholder approved by-laws; however, the liability of an officer or director shall not be limited if such officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security.
The Registrant’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) provide that an officer or director, or former officer or director, of the Registrant shall be indemnified to the full extent permitted by the VSCA as currently in effect or as hereafter amended in connection with any action, suit or proceeding brought by or in the right of the Registrant or brought by or on behalf of shareholders of the Registrant. The Articles of Incorporation further provide for the limitation or elimination of the liability of an officer or director or former officer or director of the Registrant for monetary damages to the Registrant or its shareholders in any action, suit or proceeding, to the full extent permitted by the VSCA as currently in effect or as hereafter amended. The Registrant carries insurance on behalf of its directors and officers.
The Registrant has entered into an indemnity agreement with each of the members of its Board of Directors (the “Board”) and each of its executive officers. The agreement provides for the mandatory indemnification against liabilities as well as mandatory advancement and reimbursement of all reasonable expenses (in each case subject to limited exceptions) that may be incurred by members of the Board and executive officers in various legal proceedings arising out of their service as directors and executive officers, as permitted by Virginia law and the Articles of Incorporation.
ITEM 16.   EXHIBITS
1.1	Form of Underwriting Agreement for Debt Securities and Warrants to Purchase Debt Securities, including Form of Terms Agreement (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-150449) filed April 25, 2008).
4.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form 10, filed February 7, 2008).
4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed September 19, 2022).
4.3	Indenture between the Registrant and HSBC Bank USA, National Association, dated as of April 25, 2008 (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-150449) filed April 25, 2008).
4.4	Form of Debt Securities (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-150449) filed April 25, 2008).
4.5	Form of Debt Warrant Agreement (to be filed by amendment or as an exhibit to a document to be incorporated by reference herein).
4.6	Form of Debt Warrant Certificate (included in Exhibit 4.5).
5.1	Opinion of Hunton Andrews Kurth LLP (filed herewith).
23.1	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers SA, Independent Registered Public Accounting Firm (filed herewith).
24.1	Powers of Attorney (filed herewith).
25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, for the Indenture dated as of April 25, 2008 (filed herewith).
107	Filing Fee Table (filed herewith)
ITEM 17.   UNDERTAKINGS
(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement);

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)
any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the provisions described under Item 15 or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification by it is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut on the 6th day of February, 2026.
PHILIP MORRIS INTERNATIONAL INC. By: /s/ Emmanuel Babeau Emmanuel Babeau Group Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 6th day of February, 2026.
Signature	Title
By: /s/ Jacek Olczak Jacek Olczak	Group CEO PMI and Director (Principal Executive Officer)
By: /s/ Emmanuel Babeau Emmanuel Babeau	Group Chief Financial Officer (Principal Financial Officer)
By: /s/ Reginaldo Dobrowolski Reginaldo Dobrowolski	Group Controller (Principal Accounting Officer)
By: * André Calantzopoulos	Chairman
By: * Bonin Bough	Director
By: * Michel Combes	Director
By: * Werner Geissler	Director
By: * Victoria Harker	Director
By: * Lisa A. Hook	Lead Independent Director
By: * Kalpana Morparia	Director
By: * Robert B. Polet	Director

Signature	Title
By: * Dessislava Temperley	Director
By: * Shlomo Yanai	Director
By: /s/ Jacek Olczak Jacek Olczak Attorney-in-fact